SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 31, 2005

MGIC Investment Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue
Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:    (414)-347-6840

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        MGIC Investment Corporation (the “Company”) does not view the Credit Agreements referred to and defined in Item 8.01 as material agreements within the meaning of Item 1.01 of Form 8-K because, among other reasons, the committed availability under the Credit Agreements even considered together does not exceed 10% of the Company’s consolidated assets. In the event it is determined, however, that the Credit Agreements are material agreements within the meaning of Item 1.01, the text of Item 8.01 describing the Credit Agreements is incorporated by reference herein.

Item 1.02.     Termination of a Material Definitive Agreement.

        The Company does not view the termination of the Bank of America Credit Agreement referred to and defined in Item 8.01 as the termination of a material agreement within the meaning of Item 1.02 of Form 8-K because, among other reasons, the availability under the Bank of America Credit Agreement does not exceed 10% of the Company’s consolidated assets. In the event it is determined, however, that the Bank of America Credit Agreement is a material agreement within the meaning of Item 1.02, the text of Item 8.01 describing the termination of Bank of America Credit Agreement is incorporated by reference herein.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The Company does not view the Credit Agreements referred to and defined in Item 8.01 as agreements under which direct financial obligations that are material within the meaning of Item 2.03 of Form 8-K may arise because, among other reasons, the direct financial obligations that can be created by action of the Company under the Credit Agreements even considered together does not exceed 10% of the Company’s consolidated assets. In the event it is determined, however, that the Credit Agreements are agreements under which direct financial obligations that are material within the meaning of Item 2.03 of Form 8-K may arise, the text of Item 8.01 describing the Credit Agreements is incorporated by reference herein.

Item 8.01.     Other Events.

        On March 31, 2005, the Company entered into a Five-Year Credit Agreement, dated as of March 31, 2005, with BNP Paribas, as Administrative Agent and lender, U.S. Bank N.A., Deutsche Bank AG, New York Branch, Bank of America, N. A., The Northern Trust Company, LaSalle Bank N. A. and the other financial institutions party thereto (the “Five-Year Credit Agreement”).

        The Five-Year Credit Agreement replaces the Company’s $285 million Credit Agreement, dated as of May 3, 2002, among the Company, as borrower, and Bank of America, N.A., as Administrative Agent, Firstar Bank N.A., BNP Paribas, Deutsche Bank AG, New York Branch, Fleet National Bank and the other financial institutions party thereto (the “Bank of America Credit Agreement”), which was terminated on March 31, 2005, prior to its scheduled expiration date of May 3, 2006. On the date of its termination, there were no loans outstanding under the Bank of America Credit Agreement and no early termination penalties were incurred by the Company.

        The Five-Year Credit Agreement provides for a $300 million revolving credit facility maturing on the fifth anniversary of the closing date. The proceeds of the revolving credit facility are to be used by the Company for general corporate purposes, including to provide a liquidity backstop for the Company’s commercial paper. The revolving credit facility was undrawn on the closing date. Amounts under the facility may be borrowed, repaid and reborrowed by the Company from time to time until the maturity of the revolving credit facility. Voluntary prepayments and commitment reductions are permitted at any time without fee upon proper notice and subject to a minimum dollar requirement. At the Company’s option, the commitments under the revolving credit facility may be increased from time to time to an aggregate amount not to exceed $500 million. The increase option is subject to the satisfaction of certain conditions, including the identification of lenders (which may include existing lenders or new lenders) willing to provide additional commitments and each increase must be in at least a specified minimum amount. Revolving credit borrowings bear interest at a floating rate, which will be, at the Company’s option, either the Eurodollar Rate plus an applicable margin, which is subject to adjustment based on the financial strength rating of Mortgage Guaranty Insurance Corporation, a subsidiary of the Company (“MGIC”), assigned by certain rating agencies or a base rate.

        On March 31, 2005, the Company also entered into a Bridge Credit Agreement, dated as of March 31, 2005, with BNP Paribas, as Administrative Agent and lender (the “Bridge Credit Agreement” and together with the Five-Year Credit Agreement, the “Credit Agreements”). The Bridge Credit Agreement is intended to be used as a liquidity backstop for the Company’s 7½% Senior Notes due October 15, 2005, which had an outstanding principal balance of $300 million as of March 31, 2005 (the “Senior Notes”).

        The Bridge Credit Agreement provides for a $300 million 364-day multi-draw term loan facility maturing on the first anniversary of the initial borrowing thereunder. The proceeds of the bridge facility are to be used by the Company solely to purchase, redeem or refinance the Senior Notes. The bridge facility was undrawn on the closing date. Any drawings under the bridge facility must be made on or before October 15, 2005, and any amounts repaid or prepaid thereunder may not be reborrowed. Voluntary prepayments and commitment reductions are permitted at any time without fee upon proper notice and subject to a minimum dollar requirement. Borrowings bear interest at a floating rate, which will be, at the Company’s option, either the Eurodollar Rate plus 0.33% per annum or a base rate.

        The Credit Agreements are unsecured and contain affirmative, negative and financial covenants which are substantially the same for both agreements and which are customary for financings of this type, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on dispositions, minimum consolidated stockholders’ equity, a maximum risk to capital ratio of MGIC and a minimum policyholder’s position of MGIC. The Credit Agreements include customary events of default for facilities of this type (with customary grace periods, as applicable) and provide that, upon the occurrence of an event of default, the interest rate on all outstanding obligations will be increased and payments of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreements shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.

        Some of the lenders under the Credit Agreements have relationships with the Company and its affiliates involving the provision of a variety of financial services, including cash management, custody, and employee benefit administration services. In addition, the Company has entered into interest rate derivative arrangements with two of the lenders and MGIC has provided mortgage insurance on loans originated or purchased by other lenders or their affiliates.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
(registrant)
Date: April 6, 2005	By: /s/ James A. Karpowicz
James A. Karpowicz
Senior Vice President
Chief Investment Officer and
Treasurer